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                                  EXHIBIT 23.2


                       Consent of Independent Accountants

                 We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 (No. 33-63119) of our report dated March 24, 1995, relating to the financial statements of New Valley Corporation and its subsidiaries, which appears on page C-40 of the Company's Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.


PRICE WATERHOUSE LLP

Morristown, New Jersey
November 10, 1995